UNITED STATES
  SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15( d ) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2011

Continental Resources Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152023	26 - 1657084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3266 W. Galveston Drive #101, Apache Junction, AZ 85120
(Address of principal executive offices) (Zip Code)

(480) 288-6530
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 15, 2011, Continental Resources Group, Inc. (“we” or the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Form 8-K”), relating to certain accounting errors contained in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2010 which would require the Company to amend and restate such financials..

We are filing this amendment to the Form 8-K in order to clarify that we have provided our independent accountant with a copy of the disclosure made in the Form 8-K and to attach the letter from our independent accountant as Exhibit 7.1.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On July 14, 2011 management of Continental Resources Group, Inc. (the “Company”) was advised by its independent registered public accountant that the financial statements filed in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2010 (the “December 2010 10Q”) contain certain accounting errors relating to costs associated with the warrant and option expense which are overstated and require adjustment.  As a result, the consolidated financial statements for the Company’s fiscal quarter ended December 31, 2010, which are included in the December 2010 10Q, will be amended to restate the financial results for the quarter, and, as a result, cannot be relied upon.

As a further result of the foregoing, the Company failed to file its Annual Report on Form 10-K for its fiscal year ended March 31, 2011 in a timely manner.

Management has apprised the Company’s Board of Directors and has discussed the matters in this Report with its independent registered public accounting firm.  Management provided its independent accountant with a copy of the disclosure in this Item 4.02 no later than the date that the Company filed such disclosure and requested that its independent accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter, dated July 19, 2011, is filed as Exhibit 7.1 (which is incorporated by reference herein) to this Current Report on Form 8-K/A.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
7.1	Letter from KBL LLP dated July 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINENTAL RESOURCES GROUP, INC.

Date: July 21, 2011	By:	/s/ Joshua Bleak
Name: Joshua Bleak
Title: President